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                                                                    EXHIBIT 23.9

                  [LETTERHEAD OF McDANIEL & ASSOCIATES, P.C.]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Quanta Services, Inc., of our report dated November 5, 1999, on the financial statements of Trawick Construction Company Group for the year ended December 31, 1998, included in Quanta Services, Inc.'s Form 8-K dated on or about November 15, 1999, and to all references to our firm included in this registration statement.

/s/ McDaniel & Associates, P.C.
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McDANIEL & ASSOCIATES, P.C.

Dothan, Alabama
November 15, 1999